Investor Presentation November 2021 Nasdaq: FVE

2 Warning Concerning Forward-Looking Statements Note: Data throughout this presentation is unaudited and as of and for the three and nine months ended September 30, 2021, unless otherwise noted. Also, statements about the industry and demographics relate to the United States. Throughout this presentation we show financial results of the senior living communities that we manage on behalf of DHC. Managed senior living communities' financial results do not represent our financial results, and are included to provide supplemental information regarding the operating results and the financial conditions of the communities from which we earn management fees. This presentation contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Whenever we use words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, “will”, “may” and negatives or derivatives of these or similar expressions, we are making forward-looking statements. These forward-looking statements are based upon our present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and our actual results may differ materially from those contained in, or implied by, our forward- looking statements. Forward-looking statements in this presentation relate to various aspects of our business, including the implementation and anticipated effects of our strategic plan, our targets for certain earnings and expense metrics following implementation of our strategic plan, our ability to operate our senior living communities profitably, our anticipated uses of cash liquidity, our ability to grow revenues at the senior living communities we manage and to increase the fees we earn from managing senior living communities, our expectation to focus our expansion activities on internal growth from our existing senior living communities and the ancillary services that we may provide, our ability to increase the number of senior living communities we operate and residents we serve, and to grow our other sources of revenues, including rehabilitation and wellness services and other services we may provide, whether the aging U.S. population and increasing life spans of older adults will increase the demand for senior living communities, health and wellness centers and other healthcare related properties and services, and the impact of COVID-19 on our business. Forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond our control, such as the impact of conditions in the economy and the capital markets on us and our residents and other customers, competition within the senior living and other health and wellness related services businesses, older adults delaying or forgoing moving into senior living communities or purchasing health and wellness services from us, increases in our labor costs or in costs we pay for goods and services, increases in tort and insurance liability costs, our operating and debt leverage, actual and potential conflicts of interest with our related parties, changes in Medicare or Medicaid policies and regulations, or the possible repeal, replacement or modification of Medicare, Medicaid or other existing or proposed legislation or regulations, which could result in reduced Medicare or Medicaid rates or a failure of such rates to cover our costs or limit the scope or funding of either or both programs, or reductions in private insurance utilization and coverage, delays or non-payments of government payments to us, compliance with, and changes to, federal, state and local laws and regulations that could affect our services or impose requirements, costs and administrative burdens that may reduce our ability to operate our business profitably, our exposure to litigation and regulatory and government proceedings, continued efforts by third party payers to reduce costs, and acts of terrorism, outbreaks of pandemics, including COVID-19, or other human made or natural disasters. For example: (a) challenging conditions in the senior living industry continue to exist and our business and our operations remain subject to substantial risks, many of which are beyond our control; as a result, our operations may not be profitable in the future and we may realize losses; (b) we may not successfully execute our strategic growth and cost rationalization initiatives; (c) we may not successfully integrate, operate and profitably manage our senior living communities and rehabilitation and wellness services clinics; (d) we cannot be sure that we will enter additional management arrangements with Diversified Healthcare Trust (DHC); (e) our belief that the aging of the U.S. population and increasing life spans of older adults will increase demand for senior living communities and services may not be realized or may not result in increased demand for our services; (f) our investments in our workforce and continued focus on reducing our employee turnover level by enhancing our competitiveness in the marketplace with respect to cash compensation and other benefits may not be successful and may not result in the benefits we expect to achieve through such investments; (g) we may not be able to implement each aspect of our strategic plan within the timeframe we expect, or at all, due to a variety of factors, including that we and DHC may not identify and agree to terms with new operators for communities to be transitioned or we may not be able to close certain Ageility clinics or close and reposition certain skilled nursing facilities; (h) the cost of implementing the strategic plan may be more than we expect and we may not realize the anticipated benefits of such plan; (i) our marketing initiatives may not succeed in increasing our occupancy and revenues, and they may cost more than any increased revenues they may generate; (j) our strategic investments to enhance efficiencies in and benefits from our purchasing of services may not be successful or generate the returns or savings we expect; (k) circumstances that adversely affect the ability of older adults or their families to pay for our services, such as economic downturns, weakening housing market conditions, higher levels of unemployment among our residents’ or potential residents’ family members, lower levels of consumer confidence, stock market volatility and/or changes in demographics generally, could affect the revenues and profitability of our senior living communities; (l) residents who pay for our services with their private resources may become unable to afford our services, resulting in decreased occupancy and decreased revenues at our senior living communities; (m) the various federal and state government agencies that pay us for the services we provide to some of our residents are experiencing budgetary constraints and may lower the Medicare, Medicaid and other rates they pay us; (n) we may be unable to repay or refinance our debt obligations when they become due; (o) certain aspects of our operations and future growth we may pursue in our business may require significant amounts of working capital and require us to make significant capital expenditures; accordingly, we may not have sufficient cash liquidity; (p) the amount of available borrowings under our credit facility is subject to our having qualified collateral, which is primarily based on the value of the assets securing our obligations under our credit facility; (q) the availability of borrowings under our credit facility is subject to our satisfying certain financial covenants and other conditions that we may be unable to satisfy; (r) insurance costs may continue to rise and our actions and approach to managing our insurance costs may not be successful and could result in our incurring significant costs and liabilities that we will be responsible for funding; (s) contingencies in any applicable acquisition or sale agreements we or DHC have entered into, or may enter into, may not be satisfied and our and DHC's applicable acquisitions or sales, and any related management arrangements we may expect to enter into, may not occur, may be delayed or the terms may change; (t) we and DHC may not be able to sell communities that we or DHC may seek to sell on acceptable terms; (u) the advantages we believe we may realize from our relationships with related parties may not materialize; (v) operating deficiencies or a license revocation at one or more of our senior living communities may have an adverse impact on our ability to operate, obtain licenses for, or attract residents to, our other communities; (w) we may be unable to meet collateral requirements related to our workers' compensation insurance program, which may result in higher costs; and (x) the COVID-19 pandemic may continue to adversely affect our business, operating results and financial condition for an indefinite period of time, including by decreasing the occupancy of our senior living communities, causing staffing and supply shortages and increasing the costs of operating our senior living communities and our efforts to mitigate the effects of the COVID-19 pandemic may be insufficient. Our Annual Report on Form 10-K for the year ended December 31, 2020, our Quarterly Reports on Form 10-Q for the periods ended March 31, 2021, June 30, 2021 and September 30, 2021, and our other filings with the Securities and Exchange Commission (SEC) identify other important factors that could cause differences from our forward-looking statements. The filings with the SEC of Five Star Senior Living Inc. (Five Star or Five Star Senior Living) are available on the SEC’s website at www.sec.gov. You should not place undue reliance upon our forward-looking statements. Except as required by law, we do not intend to update or change any forward-looking statements as a result of new information, future events or otherwise. Non-GAAP Financial Measures This presentation contains non-GAAP financial measures, including earnings (and earnings per share) before interest, income tax, depreciation and amortization (EBITDA) and Adjusted EBITDA, adjusted net income and adjusted earnings per diluted share. Reconciliations for these metrics to the closest U.S. generally accepted accounting principles (GAAP) metrics are included later in this investor presentation. We believe the non- GAAP financial measures included in this investor presentation are meaningful supplemental disclosures because they may help investors better understand changes in our operating results and ability to meet financial obligations or service debt, make capital expenditures and expand our business. We believe that these non-GAAP financial measures are meaningful financial measures that may help investors better understand our financial performance, including by allowing investors to compare our performance between periods and to the performance of other companies. Our management uses these non-GAAP financial measures to evaluate our financial performance and compare it over time and against competitors. These measures should not be considered as alternatives to net income (loss) or operating (loss) income, as indicators of our operating performance or as measures of our liquidity. Also, EBITDA and Adjusted EBITDA as presented may not be comparable to similarly titled amounts calculated by other companies.

3 Strategic Business Plan Five Star's strategy centers around creating a platform of services that enriches and inspires the lives of older adults as they age. Reposition • Reposition senior living service offerings to focus on active adult (AA), larger independent living (IL), and assisted living (AL) communities. • Completely exit skilled nursing business. • Transition 108 communities to other operators and close approximately 1,500 SNF living units to accomplish the above. Diversify • Focus on revenue diversification opportunities. ◦ Continue to grow Ageility rehabilitation outside the Five Star communities. ◦ Expand ancillary service offerings, including fitness, concierge services and home health, to provide choice-based, financially flexible resident experience expand FVE's overall customer base. Evolve • Develop scalable shared service center to support operations and growth. ◦ Right-size G&A at our corporate and segment levels. ◦ Continue to evaluate and improve basic business processes to drive informed decision making. • Deliver differentiated, customer-focused resident experience consistently executed across segments of the repositioned portfolio of communities.

Reposition

Senior Living Portfolio Transition as of

March 31, 2021		
IL	10,979	38%
AL	12,109	41%
MC[(4)]	3,220	11%
SNF[(5)]	2,957	10%
Total Units	**29,265**	100%

September 30, 2021		
IL	10,628	47%
AL	9,402	41%
MC[(4)]	2,454	11%
SNF[(5)]	284	1%
Total Units	**22,768**	100%

Projected December 31, 2021		
IL	10,422	52%
AL	7,715	39%
MC[(4)]	1,861	9%
SNF[(5)]	—	—%
Total Units	**19,998**	100%

Retained[(2)] Senior Living results for the three months ended June 30, 2021 and September 30, 2021

	Retained Managed Communities		Owned Communities	
	June 30	Sept 30	June 30	Sept 30
Average Occupancy	72.9%	73.4%	68.3%	70.4%
Wages as % of Revenue [(1)]	53.6%	50.7%	60.9%	52.4%
Operating Margin [(1)]	10.1%	7.1%	(17.7)%	(5.1)%
EBITDA Margin [(1)(3)]	7.3%	4.9%	(4.1)%	8.8%

(1) Exclusive of the Provider Relief Funds under the Coronavirus Aid, Relief, and Economic Security Act, or CARES Act, and other governmental grants recognized as other income. In addition, it excludes Restructuring Expenses of $10.2 million and $0.2 million for Q2 and Q3 for the retained managed portfolio, respectively.

(2) Retained managed communities comprised of 120 senior living communities that FVE has continuously operated since January 1, 2020 and are not considered to be part of the 108 communities transitioned or to be transitioned to other operators. Retained FVE communities excludes four leased communities that were terminated as of September 30, 2021.

(3) Earnings before interest, taxes, depreciation and amortization (EBITDA).

(4) Memory Care (MC)

(5) Skilled Nursing Facilities (SNF)

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Evolve

- Develop a scalable shared service center to support operations and growth.
  - Right-size corporate G&A post transition of 108 senior living communities.
  - Continue to evaluate and improve basic business processes to drive informed decision making.
- Deliver differentiated, customer-focused experience consistently executed across segments of the repositioned portfolio of communities.
  - Drive improved occupancy and RevPAR.
  - Accelerate growth in the retained senior living portfolio to meet the demand of the active, aging adult population.

Current Metrics vs. Normalized Targets

Senior Living	Q2 2021(1)	Q3 2021(1)	Normalized Target
Occupancy	72.4%	73.1%	90%
Wages & Benefits as a % of Revenue	54.2%	50.8%	50%
EBITDA Margin	6.4%	5.2%	30%

Consolidated FVE As a % of Revenue	Q2 2021	Q3 2021	Normalized Target
Gross G&A Expense	48.6%	50.8%	34%
Net G&A	37.8%	39.5%	28%

(1) Includes community-level revenue and expenses for 20 owned senior living communities and 120 managed senior living communities. Exclusive of funds received under the CARES Act and other governmental grants recognized as other income. In addition, it excludes Restructuring Expenses of $10.2 million and $0.2 million for Q2 and Q3 for the retained managed portfolio, respectively.

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6 Revenue Mix as of March 31, 2021(1) Post-Transition Revenue Mix (3)(4)(5) Fitness / Other Outpatient Rehab Inpatient Rehab Independent and Assisted Living Continued Care Retirement Community Skilled Nursing $— $2,500 $5,000 $7,500 $10,000 $12,500 $15,000 $17,500 $20,000 Lines of Service 1 Q 2 1 R ev en ue s (t ho us an ds ) Owned/Leased Management Fees (2) Rehabilitation and Wellness Services Senior Living Fitness / Other Outpatient Rehab Inpatient Rehab Independent and Assisted Living Continued Care Retirement Community Skilled Nursing $— $2,500 $5,000 $7,500 $10,000 $12,500 $15,000 $17,500 $20,000 Lines of Service 3 Q 2 1 R ev en ue s (t ho us an ds ) Owned/Leased Management Fees (2) Rehabilitation and Wellness Services Senior Living (1) Date prior to April 9, 2021 announcement of Strategic Plan to amend management contracts and transition 108 senior living communities to new operators and close approximately 1,500 SNF units in CCRCs managed on behalf of DHC as well as close 37 Ageility inpatient rehabilitation and wellness clinics. (2) Management fees equal 5% of gross revenues realized and 3% of constructions costs for construction projects we managed at the senior living communities we manage. (3) As if execution of the Transition happened on January 1, 2021. (4) Independent and assisted living senior living revenues excludes four leased communities with approximately 200 living units where the leases were terminated on September 30, 2021. (5) For the three months ended September 30, 2021, Fitness revenues increased by 34.8% to $0.8 million over the same period in 2020.

7 Ageility Presence Business at a Glance - As of September 30, 2021 A National Senior Living and Rehabilitation and Wellness Services Provider ▪ 5th largest (1) U.S. senior housing operator. ▪ Senior Living segment serves approximately 18,000 older adult customers in 179 senior living communities with 22,768 living units across 29 states.(2) ▪ Rehabilitation and Wellness Services segment primarily comprised of Ageility, a division of Five Star, serves approximately 14,600 older adult customers in 223 outpatient clinics across 28 states. (2) ▪ Five Star employs approximately 12,400 team members. Top 10 States* All Other States* *Defined by number of total senior living units per state. (1) Based on the June 2021 Seniors Housing News list of largest operators. (2) Pursuant to the repositioning phase of the Strategic Plan, we closed 27 of the 37 Ageility inpatient rehabilitation clinics originally planned to be closed. As part of the Strategic Plan, we expect to transition 108 senior living communities managed on behalf of DHC to new operators in 2021; of which 69 senior living communities were transitioned to new operators as of September 30, 2021. These communities have 45 Ageility outpatient rehabilitation clinics. 29 of these clinics were within communities that transitioned to new operators as of September 30, 2021 and that we will continue to operate. The remaining 16 clinics, due to the transfer of the communities to new operators, may be subject to closures by the new operator.

8 Senior Living Operations Update (1) Represents occupancy on the final day of the month for comparable managed communities, which includes 120 managed senior living communities that FVE has continuously managed since January 1, 2020. Comparable communities are exclusive of 108 senior living communities currently managed for DHC that are expected to be transitioned to new operators, of which 69 senior living communities were transitioned to new operators as of September 30, 2021 and 1,532 SNF units in 27 CCRCs that were closed during the six months ended September 30, 2021 and are in the process of being repositioned, that FVE will continue to manage for DHC. ▪ We are welcoming new residents in all of our communities as of October 31, 2021. ▪ As of October 31, 2021, there were less than 20 confirmed COVID-19 cases among our residents. ▪ Month end occupancy for October 31, 2021 was 74.9%, an increase of 30 basis points (bps) from September 30, 2021.(1) Our sales lead volume for the month of October 2021 was 6,872, a decrease of 545 basis point (bps) from September 30, 2021, and an improvement of 1,106 from June 30, 2021. Our tour volume was 1,981 for the month of October 2021, an increase of 286 bps from September 30, 2021. ▪ Our year-to-date conversion rate as of October 31, 2021 has increased 250 bps to 7.8% from a low in January 2021. ▪ As of September 1, 2021, all team members who work in or visit our communities or Ageility clinics as part of their responsibilities were in compliance with our requirement that they were to be fully vaccinated against COVID-19. Retained Portfolio Monthly Moves and Tours M ov es T ours

9 (1) Includes all communities operated by FVE as of September 30, 2021 but excludes four leased communities that were terminated as of September 30, 2021. (2) AL includes 2,431 Memory Care (MC) living units and FVE's CCRC's include 23 MC living units that utilize our Bridge to RediscoveryTM Program. (3) Managed on behalf of DHC. (4) Includes one active adult (AA) community with 167 units. (5) CCRCs consist of 196 IL living units, 122 AL living units, 23 MC living units and 284 SNF living units. (6) Includes all communities operated by FVE for the period ended September 30, 2021 but excludes four leased communities that were terminated as of September 30, 2021. Senior Living Segment Senior Living Unit Mix at September 30, 2021 — Strategically Focused on Choice Based Product (1) Favorable Senior Living Payer Mix — Provides Operational Flexibility (6) Independent Living (IL) and Active Adult (AA) Assisted Living (AL) (2) Continued Care Retirement Community (CCRC) (2)(5) Skilled Nursing (SNF) Total Units % of Total Units Managed (3) 9,867(4) 10,177 625 — 20,669 91% Owned 565 1,534 — — 2,099 9% Total Units 10,432 11,711 625 — 22,768 100% % of Total Units 46% 51% 3% —% 100% Private Pay and Other Medicare Medicaid 3Q21 Percent of Revenues

10 Senior Living Rate and Occupancy Details Retained Community RevPAR and Avg. Occupancy (1)(3)(4) Retained Community RevPOR (2)(3)(4) Owned RevPAR Managed RevPAR Owned Avg. Occupancy Managed Avg. Occupancy Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 — 500 1,000 1,500 2,000 2,500 3,000 3,500 4,000 4,500 65.0% 70.0% 75.0% 80.0% 85.0% Owned RevPOR Managed RevPOR Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 — 500 1,000 1,500 2,000 2,500 3,000 3,500 4,000 4,500 Retained Community Data by Community Type (3) Owned 3Q20 4Q20 1Q21 2Q21 3Q21 IL/AL Month End Occupancy 73.7% 70.2% 69.0% 70.1% 72.9% RevPAR $ 2,602 $ 2,549 $ 2,421 $ 2,357 $ 2,354 RevPOR $ 3,388 $ 3,445 $ 3,515 $ 3,413 $ 3,270 Managed 3Q20 4Q20 1Q21 2Q21 3Q21 IL/AL Month End Occupancy 77.0% 74.2% 73.2% 73.3% 74.6% RevPAR $ 3,139 $ 3,054 $ 2,946 $ 2,961 $ 2,941 RevPOR $ 3,942 $ 3,954 $ 4,051 $ 4,018 $ 3,922 (1) RevPAR is defined by FVE as resident fee revenues for the portfolio for the period divided by the average number of available units for the period, divided by the number of months in the period. Average number of available units for the period includes only living units categorized as in service. Amounts for Q4 2020, Q1 2021, Q2 2021 and Q3 2021 exclude income received by communities under the CARES Act and other governmental grants. (2) RevPOR is defined by FVE as resident fee revenues for the portfolio divided by the average number of occupied units for the period, divided by the number of months in the period. Amounts for Q4 2020, Q1 2021 and Q2 2021 exclude income received under the CARES Act and other governmental grants. (3) Retained community data represents data for 20 owned senior living communities and 120 managed senior living communities that FVE continuously owned or managed since January 1, 2020. Retained communities are exclusive of 108 senior living communities currently managed for DHC that are expected to be transitioned to new operators in 2021 of which 69 senior living communities have been transitioned to new operators as of September 30, 2021 and 1,532 SNF units in 27 CCRCs that were closed during the six months ended September 30, 2021 and are in the process of being repositioned that FVE will continue to manage for DHC. Retained communities are also exclusive of four leased communities with approximately 200 living units where the leases were terminated on September 30, 2021. (4) The 2021 and 2020 quarterly metrics reflect the impact COVID-19 has had on the operations of retained communities. R at e ($ ) R at e ($ ) Average O ccupancy

11 (1) Rehabilitation and Wellness Services revenue results for the nine months ended September 30, 2021 totaling $52.4 million and projections of $15.5 million for Q4 2021 for comparative purposes. (2) The metrics reflect the impact of COVID-19 on the operations of Ageility clinics. (3) Compound annual growth rate, or CAGR, represents the annualized growth rate of the number of Outpatient Ageility clinics determined by net new outpatient clinics for the period from January 1, 2016 through September 30, 2021. Segment Historical Growth (dollars in thousands) Rehabilitation and Wellness Services Segment Outpatient clinic openings have a 5-year CAGR(3) of 20.4% Outpatient Clinics and Affiliations Outpatient Visits (2) (amounts in thousands) (1)

Rehabilitation and Wellness Services Segment

Economics

- Average investment in new Ageility outpatient clinic startups: $20,000 - $30,000 per clinic over the past three quarters with an ROI breakeven of 12-14 months.
- 6 - 9 month stabilization period in targeted AL communities.
- 16 net new outpatient clinics since January 1, 2021.

Positioning for Continued Growth

- Five Star's services business is geared towards evolving the senior living product to meet changing consumer preferences of the aging population.
- Fitness offerings started as an extension of the rehabilitation product and, while representing only 5.5% of segment revenues in 3Q21, grew by 34.8% YOY.
- Currently evaluating an array of additional concierge and home based services that could either be acquired or incubated internally similar to Ageility.

ageility

Outpatient per Clinic Revenues by Quarter (1)(2)(4)
(dollars in thousands)



Revenues
$100
$90
$80
$70
$60
$50
Q3'20
Q4'20
Q1'21
Q2'21
Q3'21
Q4'21 Projected
Outpatient Revenues

Comparable Outpatient Revenues and Operating Margin Per Clinic (1)(2)(3)(4)
(dollars in thousands)



Revenues
$100
$80
$60
$40
$20
$—
30.0%
25.0%
20.0%
15.0%
10.0%
5.0%
—%
Margin
Q3'20
Q4'20
Q1'21
Q2'21
Q3'21
Outpatient Revenues
Operating Margin

(1) The metrics reflect the impact of COVID-19 on the operations of Ageility clinics.
(2) Revenues and operating margin exclude CARES Act and other governmental grants recognized as other income and the results of FVE's home health operations, which are part of Five Star's rehabilitation and wellness services offering but not a part of Ageility. Operating margin is defined as revenues exclusive of any funds received under the CARES Act and other government grants, less direct operating expenses. Direct operating expenses does not include any allocated corporate general and administrative costs to support this service line.
(3) Comparable outpatient clinic data represents data for clinics that FVE has continuously owned and operated since July 1, 2020.
(4) Impacted by disruptions due to employee turnover as a result of the vaccination mandate.

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Financial Highlights

Liquidity as of September 30, 2021

- $80.2 million of unrestricted cash and cash equivalents on hand.
- $6.9 million of outstanding mortgage debt maturing 2032.
- $65.0 million[(1)] revolving credit facility with no amounts outstanding secured by 11 communities with a net book value of $93.8 million.
- Net book value on eight owned and unencumbered AL/IL communities with 742 living units of $50.3 million.

Uses of Cash

1. Maintenance CAPEX
   - The owned portfolio averages $1,500 - $3,000 per unit per year, or approximately $3.2M - $6.3M annually.
2. Expansion of Ageility Rehabilitation & Fitness Offerings
   - 2-4 net new clinics quarterly in 2021, resulting in approximately $200 - 400 thousand annually.
3. Investment in Growth & Operating Improvements
   - Reserving capital to pursue external growth opportunities and internal strategic initiatives.

Adjusted Net Income and Adjusted EPS [(2)(3)]

In thousands, except per share amounts

	3Q20	4Q20	1Q21	2Q21	3Q21
Net (Loss) Income	$3,715	$2,903	$3,315	$(12,302)	$(10,201)
Adj. Net Income	$3,824	$2,931	$3,507	$(9,335)	$(7,368)
Diluted EPS	$0.12	$0.09	$0.10	$(0.39)	$(0.32)
Adj. Diluted EPS	$0.12	$0.09	$0.10	$(0.30)	$(0.23)

(1) The amount of available borrowings under FVE's revolving credit facility is subject to qualifying collateral and is reduced by issued letters of credit. At September 30, 2021, FVE had letters of credit issued under the credit facility and outstanding of $0.8 million and $26.5 million available for borrowings under FVE's revolving credit facility.
(2) See slide 18 for calculation of adjusted Net Income and adjusted EPS.
(3) These figures are the actual results for the respective three month period and have not been adjusted for any transition activities still to occur as of September 30, 2021.

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Appendix

15 Condensed Consolidated Statement of Operations (in thousands) (unaudited) Appendix Three Months Ended September 30, 2021 September 30, 2020 Revenues Rehabilitation and wellness services $ 15,382 $ 21,124 Senior living 16,320 18,525 Management fees 11,220 15,302 Total management and operating revenues 42,922 54,951 Reimbursed community-level costs incurred on behalf of managed communities 177,231 233,783 Other reimbursed expenses 5,678 6,589 Total revenues 225,831 295,323 Operating expenses Rehabilitation and wellness services expenses 13,536 16,716 Senior living wages and benefits 8,547 11,128 Other senior living operating expenses 7,184 7,407 Community-level costs incurred on behalf of managed communities 177,231 233,783 General and administrative 21,817 19,774 Restructuring expenses 1,220 142 Depreciation and amortization 2,983 2,680 Total operating expenses 232,518 291,630 Other income (expense) (3,678) 487 Income (loss) before income taxes (10,365) 4,180 (Provision) benefit for income taxes 164 (465) Net (loss) income $ (10,201) $ 3,715

16 Q3'20 Q4'20 Q1'21 Q2'21 Q3'21 General and administrative expenses $ 19,774 $ 20,784 $ 22,391 $ 22,748 $ 21,817 Less: other reimbursements(1) 6,589 6,645 5,480 5,061 4,865 Net general and administrative expenses $ 13,185 $ 14,139 $ 16,911 $ 17,687 $ 16,952 Sequential Change 7.2% 19.6% 4.6% (4.2) % Total management and operating revenues $ 54,951 $ 52,981 $ 50,460 $ 46,758 $ 42,922 Sequential Change (3.6) % (4.8) % (7.3) % (8.2) % Net G&A as a % of management and operating revenues 24.0% 26.7% 33.5% 37.8% 39.5 % Gross vs. Net General and Administrative Expenses (in thousands) (unaudited) (1) Other reimbursements presented are exclusive of restructuring related reimbursements. Specifically for Q2 2021 and Q3 2021, reimbursements exclude $11,531 and $813, respectively, of restructuring related expenses which were reimbursed by DHC. Appendix

17 (1) CapEx spend by segment represents amounts paid related to the acquisition of property and equipment of FVE and does not reflect amounts paid for the acquisition of property and equipment on behalf of and reimbursed by DHC. CapEx Spend by Segment (1) (dollars in thousands, except per unit and clinic data) (unaudited) Three Months Ended September 30, 2021 September 30, 2020 Senior living: Development, redevelopment and other activities $ 508 $ 46 Building improvements 2,251 692 Total senior living 2,759 738 Rehabilitation and wellness services: New clinic openings 36 64 Recurring clinic investments 42 52 Total rehabilitation and wellness services 78 116 Corporate and other 38 157 Total CapEx spend $ 2,874 $ 1,011 Senior living: Number of units 2,099 2,312 Development, redevelopment and other activities spend per unit $ 242 $ 20 Building improvements spend per unit $ 1,073 $ 299 Rehabilitation and wellness services: Number of clinics 233 249 Number of new clinics opened 5 3 Number of clinics closed — — Number of net new clinics 5 3 New clinic opening spend per clinic $ 7,233 $ 21,333 Recurring investment per clinic $ 183 $ 211 Appendix

18 Three Months Ended September 30, 2021 (1) September 30, 2020 (1) Net (loss) income, (loss) earnings per diluted share $ (10,201) $ (0.32) $ 3,715 $ 0.12 Adjustments, net of tax (3): Loss on termination of leases 2,520 — Net restructuring expenses (2) 313 109 Adjusted net (loss) income, adjusted (loss) earnings per diluted share $ (7,368) $ (0.23) $ 3,824 $ 0.12 Net (Loss) Income and Adjusted Net (Loss) Income (in thousands, except per share amounts) (unaudited) (1) Includes funds received under the CARES Act and other governmental grants. (2) Costs incurred implementing the Strategic Plan recognized in the three months ended September 30, 2021, net of amounts to be reimbursements from DHC of $813. (3) The above non-GAAP adjustments are shown net of tax calculated at a statutory tax rate of 23.7% (combined federal of 21.0% and state of 2.7%) for the three months ended September 30, 2021 and 2020. The company is currently in a net tax loss carry forward position. The company’s effective rate was (1.6)% and 11.0% for the three months ended September 30, 2021 and 2020, respectively. The statutory rate was used to provide a more effective comparison to other reporting companies. Appendix

19 (1) Changes in assets and liabilities and acquisition of property and equipment for the three months ended September 30, 2021 reflect reclassification adjustments of certain DHC reimbursements from the prior period to conform to the current period presentation. Condensed Consolidated Statements of Cash Flows (in thousands) (unaudited) Nine Months Ended September 30, 2021 September 30, 2020 CASH FLOW FROM OPERATING ACTIVITIES: Net loss $ (19,188) $ (10,492) Adjustments to reconcile net loss to cash provided by operating activities Non-cash income and expense adjustments, net 11,491 32,536 Changes in assets and liabilities (1) 9,497 39,996 Net cash provided by operating activities 1,800 62,040 CASH FLOW FROM INVESTING ACTIVITIES: Acquisition of property and equipment(1) (7,350) (4,132) Purchases of debt and equity investments (231) (5,688) Proceeds from sale of property and equipment — 2,725 Distributions in excess of earnings from Affiliates Insurance Company — 287 Proceeds from sale of debt and equity investments 2,035 9,078 Net cash (used in) provided by investing activities (5,546) 2,270 CASH FLOW FROM FINANCING ACTIVITIES: Costs related to issuance of common stock — (559) Repayments of mortgage note payable (308) (288) Repayments of finance lease principal (600) — Payment of employee tax obligations on withheld shares (3) — Net cash used in financing activities (911) (847) (Decrease) increase in cash and cash equivalents and restricted cash and restricted cash equivalents (4,657) 63,463 Cash and cash equivalents and restricted cash and restricted cash equivalents at beginning of period 109,597 56,979 Cash and cash equivalents and restricted cash and restricted cash equivalents at end of period $ 104,940 $ 120,442 Reconciliation of cash and cash equivalents and restricted cash and cash equivalents: Cash and cash equivalents $ 80,188 $ 95,779 Current restricted cash and cash equivalents 23,615 23,842 Other restricted cash and cash equivalents 1,137 821 Cash and cash equivalents and restricted cash and cash equivalents at end of period $ 104,940 $ 120,442 Appendix

Senior Living Portfolio
(in thousands)
(unaudited)

	Q3 2020	Q4 2020	Q1 2021	Q2 2021	Q3 2021
Revenues					
Owned and leased[(1)]	$ 18,525	$ 17,903	$ 17,057	$ 16,378	$ 16,320
Managed[(2)]	290,101	278,637	259,966	243,947	210,160
Total	308,626	296,540	277,023	260,325	226,480
Other operating income					
Owned and leased[(1)]	—	1,715	7,774	2	—
Managed[(2)]	—	12,520	1,617	16,564	786
Total	—	14,235	9,391	16,566	786
Operating costs					
Senior living wages and benefits					
Owned and leased[(1)]	11,128	11,186	12,013	9,896	8,547
Managed[(2)]	167,103	160,248	148,799	139,016	113,417
Subtotal	178,231	171,434	160,812	148,912	121,964
Other senior living operating expenses					
Owned and leased[(1)]	6,994	7,493	5,890	8,595	6,842
Managed[(2)]	93,919	92,443	88,545	76,610	79,298
Subtotal	100,913	99,936	94,435	85,205	86,140
General and administrative expenses					
Owned and leased[(1)]	413	376	376	374	342
Managed[(2)]	6,589	5,758	5,759	5,735	4,970
Subtotal	7,002	6,134	6,135	6,109	5,312
Other expenses					
Owned and leased[(1)]	1,126	2,126	2,135	2,147	2,164
Managed[(2)]	2,722	3,229	4,069	16,100	6,071
Subtotal	3,848	5,355	6,204	18,247	8,235
Total operating costs					
Owned and leased[(1)]	19,661	21,181	20,414	21,012	17,895
Managed[(2)]	270,333	261,678	247,172	237,461	203,756
Subtotal	289,994	282,859	267,586	258,473	221,651
Operating income					
Owned and leased[(1)]	(1,136)	(1,563)	4,417	(4,632)	(1,575)
Managed[(2)]	19,768	29,479	14,411	23,050	7,190
Subtotal	$ 18,632	$ 27,916	$ 18,828	$ 18,418	$ 5,615
Operating margin					
Owned and leased[(1)]	(6.1)%	(8.0)%	17.8 %	(28.3)%	(9.7)%
Managed[(2)]	6.8 %	10.1 %	5.5 %	8.8 %	3.4 %
Subtotal	6.0 %	9.0 %	6.6 %	6.7 %	2.5 %

(1) The leases for the four leased communities were terminated as of September 30, 2021.
(2) Financial results are community level and are not included in FVE's consolidated results of operations. FVE earns 5% management fee on revenues recognized by community based on U.S. GAAP.

Appendix

20

21 Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 Operating margin Owned and leased(1) (6.1) % (8.0) % 17.8% (28.3) % (9.7) % Managed(2) 6.8% 10.1% 5.5% 8.8% 3.4 % Subtotal 6.0% 9.0% 6.6% 6.7% 2.5 % Depreciation Owned and leased(1) $ 1,126 $ 2,126 $ 2,135 $ 2,147 $ 2,164 Managed(2) 2,722 3,229 4,069 4,568 5,258 Subtotal 3,848 5,355 6,204 6,715 7,422 EBITDA Owned and leased(1) (10) 563 6,552 (2,485) 589 Managed(2) 22,490 32,708 18,480 27,618 12,448 Subtotal $ 22,480 $ 33,271 $ 25,032 $ 25,133 $ 13,037 EBITDA margin Owned and leased(1) (0.1) % 2.9% 26.4% (15.2) % 3.6 % Managed(2) 7.8% 11.2% 7.1% 10.6% 5.9 % Total 7.3% 10.7% 8.7% 9.1% 5.7 % Senior Living Portfolio Continued (in thousands) (unaudited) (1) The leases for the four leased communities were terminated as of September 30, 2021. (2) Financial results are community level and are not included in FVE's consolidated results of operations. FVE earns 5% management fee on revenues recognized by community based on U.S. GAAP. Appendix

Senior Living Portfolio - Comparable[3]

(in thousands)
(unaudited)

	Q3 2020	Q4 2020 [3]	Q1 2021 [3]	Q2 2021 [3]	Q3 2021 [3]
Revenues					
Owned[1]	$ 16,457	$ 16,068	$ 15,243	$ 14,846	$ 14,829
Managed[2]	194,520	192,654	185,317	168,655	158,508
Total	210,977	208,722	200,560	183,501	173,337
Operating costs					
Senior living wages and benefits					
Owned[1]	9,914	11,020	10,905	9,026	7,768
Managed[2]	103,574	102,242	99,674	90,358	80,289
Subtotal	113,488	113,262	110,579	99,384	88,057
Other senior living operating expenses					
Owned[1]	5,610	5,564	4,676	6,090	5,460
Managed[2]	63,469	62,240	61,950	53,533	58,579
Subtotal	69,079	67,804	66,626	59,623	64,039
General and administrative expenses					
Owned[1]	366	333	333	332	303
Managed[2]	4,476	4,071	4,072	4,055	3,946
Subtotal	4,842	4,404	4,405	4,387	4,249
Other expenses					
Owned[1]	1,961	1,968	1,987	2,024	2,053
Managed[2]	2,295	2,622	3,256	3,678	4,408
Subtotal	4,256	4,590	5,243	5,702	6,461
Total operating costs					
Owned[1]	17,851	18,885	17,901	17,472	15,584
Managed[2]	173,814	171,175	168,952	151,624	147,222
Subtotal	191,665	190,060	186,853	169,096	162,806
Operating income					
Owned[1]	(1,394)	(2,817)	(2,658)	(2,626)	(755)
Managed[2]	20,706	21,479	16,365	17,031	11,286
Subtotal	$ 19,312	$ 18,662	$ 13,707	$ 14,405	$ 10,531
Operating margin					
Owned[1]	(8.5)%	(17.5)%	(17.4)%	(17.7)%	(5.1)%
Managed[2]	10.6 %	11.1 %	8.8 %	10.1 %	7.1 %
Subtotal	9.2 %	8.9 %	6.8 %	7.9 %	6.1 %

(1) Financial results for communities that FVE has continuously owned since July 1, 2020, and excludes all four leased communities with approximately 200 living units where the leases were terminated on September 30, 2021.

(2) Financial results are community level and are not included in FVE's consolidated results of operations. FVE earns 5% management fee on revenues recognized by community based on U.S. GAAP. Financial results for communities that FVE has continuously managed since July 1, 2020, and excludes (i) 108 senior living communities managed on behalf of DHC that are expected to be transitioned to new operators in 2021, of which 69 senior living communities have been transitioned to new operators as of September 30, 2021 and (ii) 1,532 SNF units in 27 CCRCs that were closed during the six months ended September 30, 2021 and are in the process of being repositioned that FVE will continue to manage for DHC.

(3) Exclusive of the Provider Relief Funds under the Coronavirus Aid, Relief, and Economic Security Act, or CARES Act, and other governmental grants recognized as other income. In addition, it excludes Restructuring Expenses of $10.2 million and $0.2 million for Q2 and Q3 for the retained managed portfolio, respectively.

Appendix
22

Senior Living Portfolio - Comparable Continued[3]
(in thousands)
(unaudited)

	Q3 2020	Q4 2020 (3)	Q1 2021 (3)	Q2 2021 (3)	Q3 2021 (3)
Operating margin					
Owned(1)	(8.5)%	(17.5)%	(17.4)%	(17.7)%	(5.1)%
Managed(2)	10.6 %	11.1 %	8.8 %	10.1 %	7.1 %
Subtotal	9.2 %	8.9 %	6.8 %	7.9 %	6.1 %
Depreciation					
Owned(1)	$ 1,961	$ 1,968	$ 1,987	$ 2,024	$ 2,053
Managed(2)	2,295	2,622	3,256	3,678	4,408
Subtotal	4,256	4,590	5,243	5,702	6,461
Management Fee Expense					
Managed(2)	9,825	9,643	9,281	8,449	7,941
EBITDA					
Owned(1)	567	(849)	(671)	(602)	1,298
Managed(2)	13,176	14,458	10,340	12,260	7,753
Subtotal	$ 13,743	$ 13,609	$ 9,669	$ 11,658	$ 9,051
EBITDA margin					
Owned(1)	3.4 %	(5.3)%	(4.4)%	(4.1)%	8.8 %
Managed(2)	6.8 %	7.5 %	5.6 %	7.3 %	4.9 %
Total	6.5 %	6.5 %	4.8 %	6.4 %	5.2 %

(1) Financial results for communities that FVE has continuously owned since July 1, 2020, and excludes all four leased communities with approximately 200 living units where the leases were terminated on September 30, 2021.
(2) Financial results are community level and are not included in FVE's consolidated results of operations. FVE earns 5% management fee on revenues recognized by community based on U.S. GAAP. Financial results for communities that FVE has continuously managed since July 1, 2020, and excludes (i) 108 senior living communities managed on behalf of DHC that are expected to be transitioned to new operators in 2021, of which 69 senior living communities have been transitioned to new operators as of September 30, 2021 and (ii) 1,532 SNF units in 27 CCRCs that were closed during the six months ended September 30, 2021 and are in the process of being repositioned that FVE will continue to manage for DHC.
(3) Exclusive of the Provider Relief Funds under the Coronavirus Aid, Relief, and Economic Security Act, or CARES Act, and other governmental grants recognized as other income. In addition, it excludes Restructuring Expenses of $10.2 million and $0.2 million for Q2 and Q3 for the retained managed portfolio, respectively.

Appendix 23

24 Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 Outpatient Total clinics 209 207 215 218 223 Total clinic visits 155 150 149 156 147 Operating Revenue $ 14,825 $ 14,130 $ 13,831 $ 14,515 $ 13,600 Cares Act Revenue — 262 — — — Total Revenue 14,825 14,392 13,831 14,515 13,600 Operating costs Rehabilitation and wellness services expenses 12,155 12,171 11,839 12,727 12,288 Depreciation Expense 105 107 104 107 109 Total Operating Expenses 12,260 12,278 11,943 12,834 12,397 Operating Income (Excludes Cares Act) 2,565 1,852 1,888 1,681 1,203 Depreciation 105 107 104 107 109 EBITDA (Excludes Cares Act) $ 2,670 $ 1,959 $ 1,992 $ 1,788 $ 1,312 Operating margin (Excludes Cares Act) 17.3% 13.1% 13.7% 11.6% 8.8 % EBITDA margin (Excludes Cares Act) 18.0% 13.9% 14.4% 12.3% 9.6 % Ageility Outpatient Financial Data (in thousands, except clinics) (unaudited) Appendix

25 Ageility Outpatient Financial Data - Comparable(1) (in thousands, except clinics) (unaudited) Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 Outpatient Total clinics 199 199 199 199 199 Total clinic visits 150 146 144 151 141 Operating Revenue $ 14,337 $ 13,678 $ 13,322 $ 13,982 $ 13,020 Cares Act Revenue — 20 — — — Total Revenue 14,337 13,698 13,322 13,982 13,020 Operating costs Rehabilitation and wellness services expenses 11,683 11,713 11,321 12,176 11,639 Depreciation Expense 93 94 91 89 89 Total Operating Expenses 11,776 11,807 11,412 12,265 11,728 Operating Income (Excludes Cares Act) 2,561 1,871 1,910 1,717 1,292 Depreciation 93 94 91 89 89 EBITDA $ 2,654 $ 1,965 $ 2,001 $ 1,806 $ 1,381 Operating margin (Excludes Cares Act) 17.9% 13.7% 14.3% 12.3% 9.9 % EBITDA margin 18.5% 14.4% 15.0% 12.9% 10.6 % Appendix (1) Comparable clinics includes data for 199 Ageility outpatient clinics that FVE has continuously owned and operated since July 1, 2020.

Nasdaq: FVE fivestarseniorliving.com ir@5ssl.com